Exhibit 3.7

Certificate of Formation
of
Scientific Games Racing, LLC

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:37 PM 03/31/2004
CERTIFICATE OF FORMATION	FILED 12:30 PM 03/31/2004
SRV 040236402 - 0899406 FILE

OF

SCIENTIFIC GAMES RACING, LLC

a Delaware Limited Liability Company

The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company is Scientific Games Racing, LLC (the “Company”).

SECOND: The address of the Company’s registered office in the State of Delaware is c/o United Corporate Services, Inc., 15 E. North St., City of Dover, County of Kent, State of Delaware 19901. The name of the Company’s registered agent at such address is United Corporate Services, Inc.

THIRD: The nature of the business to be conducted by, and the purposes of, the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

FOURTH: No member of the Company may bind the Company except in accordance with the limited liability company agreement of the Company as in effect from time to time.

FIFTH: The Company shall indemnify and hold harmless each member, each manager and each officer of the Company, to the fullest extent permitted by law.

SIXTH: The formation shall be effective at 12:01 a.m., April 1, 2004.

IN WITNESS WHEREOF, the undersigned shall have caused this Certificate of Formation to be executed this 31st day of March, 2004.

/s/ Gary Fitzgerald
Gary Fitzgerald
Authorized Person

CERTIFICATE OF AMENDMENT

OF

Scientific Games Racing, LLC

1.              The name of the limited liability company is Scientific Games Racing, LLC.

2.              The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of the registered office of the limited liability company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the limited liability company’s registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Scientific Games Racing, LLC this 13th day of May, 2005.

/s/ C. Gray Bethea, Jr.
C. Gray Bethea, Jr.
Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:16 PM 05/26/2005
FILED 04:37 PM 05/26/2005
SRV 050440905 - 0899406 FILE